UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Soliciting Material Pursuant to §240.14a-12

Jerash Holdings (US), Inc.
(Name of Registrant as Specified In Its Charter)

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Notice of 2019 Annual Meeting of
Stockholders and Proxy Statement

To our Stockholders:
Thank you for your support as a stockholder in Jerash Holdings (US), Inc. We are excited to report strong financial results for fiscal 2019, our first full year as a publicly traded company, including record sales of  $85 million, $0.45 per share in GAAP net income and $9.8 million in cash flow from operations. We ended the year with cash and cash equivalents of  $27.8 million. We also declared our first dividends, with a target of returning $0.20 per share per year to our stockholders going forward.
Perhaps even more importantly, we took several steps intended to drive further growth in revenue and profitability in the years ahead. For example, we initiated sample orders with multiple prospective new customers, even as existing customers continue to ask for increased capacity. We significantly expanded warm weather production, growing revenue by 63% in our fiscal second half as we seek to maximize output year-round. To meet this rising demand from our customers, we acquired additional factory assets in Jordan that commenced production in April of this year. We also advanced construction of a satellite facility in partnership with the government of Jordan, expected to begin production late in calendar year 2019. We believe these facilities will propel our annual capacity to more than 8 million pieces by the end of calendar year 2019, with additional upside from subsequent efficiency gains and investment in line expansion.
All of these facts underscore that Jerash is a rapidly growing, profitable maker of sport and outerwear garments for some of the best known brands in the world. Our unparalleled quality, timely delivery and duty-free import status are becoming known to a broader base of prospective customers, and more of these brands are seeking to do business with Jerash.
Building on these strong results, in fiscal 2020 we anticipate exceeding $100 million in sales for the first time in our history, which would represent at least 17% annual growth. We also remain focused on operating cost efficiency and profitability to further build on the results of fiscal 2019.
Finally, I want to highlight that we are achieving these successes while remaining a socially responsible company. We believe in paying a living wage to our valued employees, creating a safe and rewarding work environment with opportunities for advancement, and providing access to employment for displaced or disadvantaged workers, including Syrian refugees through our work with the United Nations and local women through our work with the Jordanian government.
We look forward to the year ahead and continuing to report our progress.
Best regards,
/s/ Samuel Choi

Samuel Choi
Chairman and Chief Executive Officer
July 29, 2019

Notice of Annual Meeting of Stockholders
Jerash Holdings (US), Inc.
260 East Main Street, Suite 2706
Rochester, NY 14604
Date:
Monday, September 16, 2019

Time:
9:00 A.M. HKT

Location:
19/F Ford Glory Plaza
37-39 Wing Hong Street
Cheung Sha Wan, Kowloon, Hong Kong

Record Date:
Friday, July 19, 2019

Items of Business
1.
Elect five directors to the Board of Directors to serve until their successors are duly elected and qualified at the 2020 annual meeting of stockholders;

2.
Approve the amendment and restatement of our Stock Incentive Plan;

3.
Ratify the appointment of Friedman LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2020; and

4.
Consider any other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote “FOR” each of the director nominees included in Proposal No. 1 and “FOR” Proposal Nos. 2 and 3.
How to Vote
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By Internet:   You may vote online at www.proxyvote.com.

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By Telephone:   You may vote by calling 1-800-579-1639.

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By Mail:   You may vote by completing and returning the enclosed proxy card.

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In Person:   All stockholders are cordially invited to attend the annual meeting of stockholders.

This communication is not a form for voting and presents only an overview of the more complete proxy materials. The Company encourages you to review the complete proxy materials before voting.
THE 2019 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THIS NOTICE
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting to be Held on September 16, 2019: This Proxy Statement, our Annual Report on Form 10-K and a letter to our stockholders are available at www.proxyvote.com and can be obtained, free of charge, by writing to our Corporate Secretary at the address above or calling 1-800-579-1639 by September 2, 2019 to receive the materials before the annual meeting.
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Proxy Statement Summary
Below are the highlights of the important information you will find in this Proxy Statement. As this is only a summary, we request that you please review the full Proxy Statement before casting your vote.
General Meeting Information
2019 Annual Meeting Date and Time	Monday, September 16, 2019 9 A.M. HKT
Place	19/F Ford Glory Plaza 37-39 Wing Hong Street Cheung Sha Wan, Kowloon, Hong Kong
Record Date	Friday, July 19, 2019
Voting	Stockholders of record as the record date are entitled to vote in person or by proxy at the Annual Meeting. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.
Voting Matters and Board Recommendations
Proposal	Voting Options	Vote Required for Approval	Broker Discretionary Vote	Board Recommendation
1. Elect Directors	“FOR” all nominees or “WITHHOLD” your vote for all or any of the nominees	Each nominee for director must receive a plurality of the votes cast	No	FOR ALL NOMINEES
2. Approve the Amendment and Restatement of our Stock Incentive Plan	“FOR,” “AGAINST” or “ABSTAIN” from voting	Affirmative vote of a majority of the shares present must be in favor of this proposal and entitled to vote on the proposal	No	FOR
3. Ratify Appointment of Independent Registered Public Accounting Firm	“FOR,” “AGAINST” or “ABSTAIN” from voting	Affirmative vote of a majority of the shares present must be in favor of this proposal and entitled to vote on the proposal	Yes	FOR
Recent Highlights and Achievements
We recently reported our financial results for the fiscal year ended March 31, 2019 (“fiscal 2019”) and other recent highlights, including:
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Reported record revenue of  $85.0 million in fiscal 2019, an increase of 23% versus $69.3 million in the fiscal year ended March 31, 2018 (“fiscal 2018”);

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Generated gross margin of 22.1% in fiscal 2019 as the Company commenced production with multiple new customers and products to diversify market share;

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Reported GAAP net income of  $5.1 million, or $0.45 per diluted share;

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Grew cash and cash equivalents to $27.8 million at year end;

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Commenced production in April 2019 at a fourth manufacturing facility expected to add 1.5 million to 1.8 million pieces per year, bringing Jerash’s annual capacity to more than 8.0 million pieces, an anticipated increase of up to 27% annually; and

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Positioned the Company for expected sustainable growth in revenue and GAAP net income through a focus on organic growth, strategic acquisitions and continued operating efficiency.

Governance Highlights
We are committed to applying sound corporate governance principles. We believe sound governance practices are in the best interests of our stockholders and strengthen accountability within our organization. The following highlights our guiding governance principles:
Annual Elections	Yes	Code of Ethics	Yes
Board Independence	60%	Board and Committee Annual Self-Evaluation	Yes
Committee Independence	100%	Executive Sessions of Independent Directors	Yes
Committee Chair Independence	100%	Anonymous Reporting	Yes
Number of Financial Experts	One	Anti-Corruption Policy	Yes
Board Gender Diversity	20% Female	Board Geographic Diversity	60% Asia-Pacific based 40% U.S.-based
In addition, we intend to implement additional corporate governance principles in the future, including:
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Developing our executive compensation policies;

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Enhancing public disclosure; and

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Enhancing stockholder communication.

Director Nominees
You are being asked to vote to elect the following five director nominees to our Board of Directors. Detailed information about each of these nominees begins on page 6 of the Proxy Statement.
Name	Age	Director Since	Independent	Occupation
Choi Lin Hung	57	2017	No	Chairman, Chief Executive Officer, President and Treasurer of the Company
Wei (“Kitty”) Yang	36	2017	No	Vice President and Secretary of the Company
Gary J. Haseley	57	2018	Yes	Retired; Former Senior Vice President and General Manager of Kaman Automation, Control & Energy
Sean Socha	50	2018	Yes	Chief Financial Officer of FirstLight Fiber, Inc.
Mak Chi Yan	56	2018	Yes	Executive Director of Genting Securities Limited

Amendment and Restatement of Stock Incentive Plan
You are being asked to approve the amendment and restatement of our Stock Incentive Plan (the “Plan”) to:
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increase the number of shares available for grant under the Plan by 300,000 to 1,784,250 shares;

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extend the termination date of the plan to July 19, 2029;

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enhance aspects of the Plan’s governance, such as restricting dividends paid on restricted stock awards (“RSAs”) and restricted stock units (“RSUs”) and limiting the shares that can be returned to the share reserve under the Plan; and

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update administrative terms in the Plan.

Approval of the Plan by our stockholders will enable us to continue to grant equity awards to our employees and directors, which we believe promotes ours and our stockholders’ long-term interests by strengthening our ability to attract, motivate and retain employees, officers, and other persons who provide valuable services to us, encourage such persons to hold an equity interest in us, and enhance the mutuality of interest between these individuals and our stockholders in improving the value of our stock. Detailed information about this proposal begins on page 20 of the Proxy Statement.

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General Information About the Meeting and Voting
The Jerash Holdings (US), Inc. Board of Directors (the “Board”) is using this Proxy Statement to solicit proxies from the holders of its common stock for use at the Jerash Holdings (US), Inc. 2019 annual meeting of stockholders and any adjournment or postponement thereof  (the “Annual Meeting” or the “meeting”). The notice of meeting, this Proxy Statement and the enclosed form of proxy card are first being mailed to our stockholders on or about July 29, 2019. In this Proxy Statement, we may also refer to Jerash Holdings (US), Inc. and its subsidiaries as “Jerash,” the “Company,” “we,” “our” or “us.”
Meeting Time and Applicable Dates	This Proxy Statement is furnished in connection with the solicitation by the Board of Jerash Holdings (US), Inc., a Delaware corporation, of the accompanying proxy to be voted at the Annual Meeting to be held on Monday, September 16, 2019, at 9:00 A.M. HKT, and at any adjournment or postponement thereof. The close of business on Friday, July 19, 2019 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.
Attending the Annual Meeting
Jerash will host the Annual Meeting 19/F Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan, Kowloon, Hong Kong. The meeting will start at 9:00 A.M. HKT on September 16, 2019.
For information on how to obtain directions to the meeting, please contact us at (212) 575-9085.
Stockholders may vote and submit questions in accordance with the rules of conduct for the Annual Meeting while attending the Annual Meeting in person.

Notice of Internet Availability of Proxy Materials
We have elected to use the “notice and access” rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), which allow us to provide stockholders access to our proxy materials over the Internet. Accordingly, we sent a Notice of Internet Availably of Proxy Materials (the “Notice”) to all of our stockholders as of the record date instead of a full printed set of proxy materials. The Notice includes instructions on how to access our proxy materials over the Internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Our use of the “notice and access” rules and your choice to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Matters to be Voted Upon at the Annual Meeting
At the Annual Meeting, holders of record of our common stock as of July 19, 2019 will consider and vote upon the following proposals:
1.
To elect five directors to the Board to serve until their successors are duly elected and qualified at the 2020 annual meeting of stockholders;

2.
To approve the amendment and restatement of the Jerash Holdings (US), Inc. 2018 Stock Incentive Plan (the “Stock Incentive Plan”);

3.
To ratify the appointment of Friedman LLP (“Friedman”) as our independent registered public accounting firm for the fiscal year ending March 31, 2020 (“fiscal 2020”); and

4.
To consider any other business as may properly be brought before the Annual Meeting.

As of the date of this Proxy Statement, these are the only matters that the Board intends to present at the Annual Meeting. The Board does not know of any other business to be presented at the Annual Meeting. The Board recommends that you vote “FOR” each proposal.

Voting Rights of Holders of Common Stock	Stockholders of record as of the record date are entitled to vote in person or by proxy at the Annual Meeting. On the record date, there were 11,325,000 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Our stockholders do not have cumulative voting rights.
Voting Instructions for Record Holders	If your shares are registered directly in your name with our transfer agent, then you are a stockholder of record with respect to those shares and you may vote by:
• calling 1-800-579-1639;
• visiting www.proxyvote.com;
• completing and returning the enclosed proxy card; or

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attending the Annual Meeting and voting in person.

Whether or not you plan to attend the Annual Meeting, you should vote as soon as possible.
If you plan to vote by phone or via the internet, you must vote by 11:59 P.M. Eastern Time on Saturday, September 14, 2019.

Voting Instructions for Beneficial Owners
If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name” and you must instruct the broker, bank or other nominee (“broker”) to vote on your behalf. Please refer to the voting instruction card provided by your broker.
If you are a beneficial owner and wish to vote at the Annual Meeting, you must bring a letter from your broker to the Annual Meeting confirming:

1. your beneficial ownership of the shares,
2. that the broker is not voting the shares at the meeting, and

3.
granting you a legal proxy to vote the shares in person or at the meeting.

You will not be able to vote shares you hold in street name in person at the Annual Meeting unless you have a legal proxy from your broker issued in your name giving you the right to vote your shares.

Broker Non-Votes	Broker non-votes occur when beneficial owners do not give voting instructions to their brokers and the brokers lack the discretionary authority to vote on the proposal. If you are a beneficial owner and do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter.

Under the rules of the New York Stock Exchange, which are also applicable to companies listed on the Nasdaq Capital Market (“Nasdaq”), brokers have the discretion to vote on routine matters such as ratifying the appointment of external auditors, but do not have discretion to vote on non-routine matters such as the election of directors and amending compensatory benefit plans.
Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

Quorum
A quorum must be present in person or by proxy to hold the Annual Meeting and will exist if the holders of a majority of the outstanding shares of our common stock are present in person or by proxy at the Annual Meeting.
We will include abstentions and broker non-votes to determine whether a quorum is present at the Annual Meeting. An agent of Broadridge Financial Solutions, Inc., our inspector of election for the meeting, will determine whether a quorum is present and will tabulate votes cast by proxy or in person. If we do not have a quorum at the Annual Meeting, we expect to adjourn the meeting until we obtain a quorum.

Vote Required to Elect Directors
You may vote either for or withhold authority to vote for all or any of the five nominees named in this Proxy Statement.
To be elected, each nominee for director must receive a plurality of the votes cast at the Annual Meeting. This means that nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.
Votes that are withheld from any nominee are not counted as a vote “FOR” the director and will have no effect on the vote. Abstentions and broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Amend and Restate the Stock Incentive Plan
You may cast your vote in favor of, against, or abstain from voting to approve the amendment and restatement of the Stock Incentive Plan.
To be approved, this proposal must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.
Abstentions will count as votes cast against this proposal. Broker non-votes are not deemed to be votes cast and will therefore not affect this proposal.

Vote Required to Ratify Appointment of Friedman
You may cast your vote in favor of, against, or abstain from voting to ratify the appointment of Freidman as our independent registered accounting firm for fiscal 2020.
To be approved, this proposal must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote on the proposal.
Abstentions will count as votes cast against this proposal. There will be no broker non-votes on this proposal because brokers have discretion to vote shares held in street name on this proposal without specific instructions from the beneficial owner of those shares.

Revoking a Proxy	A stockholder who has given a proxy may revoke it at any time prior to its exercise by:
• executing and delivering a later-dated proxy;
• providing written notice of the revocation to the Secretary of the Company at the address above; or

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attending the Annual Meeting and voting in person.

Please note that attending the Annual Meeting alone is not enough to revoke a proxy.
If you have instructed a broker to vote your shares, you may submit a new, later-dated voting instruction form to your broker or contact your broker.

Proxy Instructions
All shares of common stock represented by properly executed proxies returned and not revoked will be voted in accordance with instructions you give in the proxy.
If you return a signed proxy but do not indicate voting instructions, your proxy will be voted as recommended by the Board, or “FOR” the following proposals:

• electing the five director nominees named in the Proxy Statement;
• approving the amendment and restatement of our Stock Incentive Plan;
• ratifying the appointment of Friedman as our independent registered public accounting firm for fiscal 2020; and
• in the proxy holder’s best judgment as to any other matters properly brought before the Annual Meeting.
Participants in the Proxy Solicitation
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board in connection with the Annual Meeting. The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally, by telephone or otherwise. We will not compensate our directors, officers or employees for making proxy solicitations on our behalf.
We will reimburse brokers for their expenses in forwarding proxies and proxy materials to the beneficial owners of shares held in street name.

Results of the Annual Meeting
We will report the voting results in a filing with the SEC on a Current Report on Form 8-K within four business days of the conclusion of the Annual Meeting.
If the official results are not available at that time, we will provide preliminary voting results and will provide the final results in an amendment to the Form 8-K as soon as practicable after they become available.

Availability of Proxy Materials	Copies of this Proxy Statement, our annual report on Form 10-K for the year ended March 31, 2019 and a letter to our stockholders are available at www.proxyvote.com. These materials may also be obtained by writing to our Corporate Secretary at the address above or calling 1-800-579-1639 by September 2, 2019 to receive the materials before the annual meeting.

Multiple Copies of Notice
You may receive more than one set of the Notice if you hold your shares in more than one brokerage account or your shares are registered in more than one name. Please use each Notice you receive to vote your shares to ensure that all of your votes are counted at the Annual Meeting.
For more information, see the section entitled, “Notice Regarding Delivery of Stockholder Documents” below.

Contact for Questions
If you have any questions or need assistance in voting your shares, please contact us at the address and phone number below.
Richard J. Shaw
Jerash Holdings (US), Inc.
260 East Main Street, Suite 2706
Rochester, NY 14604
(212) 575-9085

Proposal No. 1 — Election of Directors
Our Board consists of five directors, all of whom are nominated for reelection at the Annual Meeting to serve until the 2020 annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The Nominating and Corporate Governance Committee has recommended each nominee for election to our Board.
Set forth below for each nominee for election as a director is a brief statement about the nominee’s age, principal occupation and business experience, including any directorships with any other public companies, describing the specific individual qualities and skills of each nominee that contribute to the overall effectiveness of the Board and its committees. Each nominee has consented to being named as a nominee and to serve as a director if elected. Although we do not anticipate that any of the nominees named will be unable to serve if elected, the votes will be cast for a substitute nominee selected by the Board unless the number of directors to be elected has been reduced to the number of nominees willing and able to serve on our Board.
The Board recommends the election of these nominees:
Name	Age	Director Since	Independent	Occupation
Choi Lin Hung	57	2017	No	Chairman, Chief Executive Officer, President and Treasurer of the Company
Wei (“Kitty”) Yang	36	2017	No	Vice President and Secretary of the Company
Gary J. Haseley	57	2018	Yes	Retired; Former Senior Vice President and General Manager of Kaman Automation, Control & Energy
Sean Socha	50	2018	Yes	Chief Financial Officer of FirstLight Fiber, Inc.
Mak Chi Yan	56	2018	Yes	Executive Director of Genting Securities Limited
Nominee Information
Choi Lin Hung Age: 57	Principal Occupation: Chairman, Chief Executive Officer, President and Treasurer of the Company
Director since:	Business Experience:
May 2017	• Experience with the Company’s subsidiaries since 2012:
• Director of Jerash Garments since 2012
• General Manager of Chinese Garments and Jerash Embroidery since 2015
• Director of Treasure Success since 2016
• Previously held positions with Deutsche Bank and First Pacific Bank
Current Directorships:

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Victory City International Holdings Ltd., a textile and fabric manufacturing group listed on the Stock Exchange of Hong Kong

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Jiangmen V-Apparel Manufacturing Ltd., a garment manufacturing company incorporated in the People’s Republic of China, which is a subsidiary of Victory City International Holdings Ltd.

Skills and Expertise:

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Over 20 years of experience in the garment industry, including fabric manufacturing and trading

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Critical institutional knowledge of Jerash and its subsidiaries

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Financial and treasury expertise

Wei “Kitty” Yang Age: 36	Principal Occupation: Vice President and Secretary of the Company
Director since:	Business Experience:
May 2017
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Deputy General Manager of Jerash Garments since 2014

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Former Deputy Operations Officer for Martino Holding Limited, handling business operations with global clientele and suppliers from 2010 to 2014

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Former Partner at Eternity Travel Agency from 2008 to 2010

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Former Human Resources Chief at Jordan Dragon Garment Co. Ltd., a company listed in Taiwan, where she established and implemented human resources policies and processes for over 4,000 employees

Skills and Expertise:

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Fluent in English, Arabic and Chinese

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Experience as a liaison with overseas customers and suppliers and in human resources management

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Critical institutional knowledge of Jerash and its subsidiaries

Gary Haseley Age: 57	Principal Occupation: Retired; Former Senior Vice President and General Manager of Kaman Automation, Control & Energy
Director since:	Business Experience:
May 2018
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Former Senior Vice President and General Manager of Kaman Automation, Control & Energy, a division of Kaman Corporation, a manufacturer in the aerospace industry and the third largest distributor in the power transmission/motion control market, from 2012 to 2016

•
Former President and Chief Executive Officer of Zeller Corporation, a distributor of electrical and automation components and solutions, from 2001 to 2012

Current Directorships:
• Transcat, Inc. (Nasdaq: TRNS)
Skills and Expertise:
• Over 20 years of experience in the distribution and services markets • Experience in corporate governance best practices

Sean Socha Age: 50	Principal Occupation: Chief Financial Officer of FirstLight Fiber, Inc.
Director since:	Business Experience:
May 2018
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Chief Financial Officer of FirstLight Fiber, Inc. since 2018

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Former Executive Vice President of Business Development of FirstLight Fiber, Inc. from 2017 to 2018

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Former Chief Financial Officer of Finger Lakes Technology Group, Inc. from 2014 to 2017

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Former Chief Financial Officer and Chief Operating Officer of Tech Valley Communications from 2011 to 2014

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Former Chief Financial Officer and Senior Vice President of ClearMomentum, Inc. from 2009 to 2011

Skills and Expertise:
• In-depth understanding of finance and accounting practices • Leadership skills as a senior officer
Mak Chi Yan Age: 56	Principal Occupation: Executive Director of Genting Securities Limited
Director since:	Business Experience:
May 2018
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Executive Director of Genting Securities Limited since 2011

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Former Associate Director of Uob Kay Hian Hong Kong Limited from 2003 to 2011

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Former Vice President of Institutional Sales at Worldsec International Limited, an affiliate of the Bank of Tokyo-Mitsubishi, Ltd. from 2000 to 2002

•
Former Head of International Sales for the Corporate & Institutional Business Group at HLG Securities SDN BHD from 1999 to 2000

Skills and Expertise:
• In-depth understanding of finance, business development and operations • Leadership skills as a senior officer

Corporate Governance Practices and Policies
Board and Committee Independence
The Board determines whether each of our directors is considered independent. For a director to be considered independent, the director must meet the bright-line independence standards under the Nasdaq listing standards. The Board must also affirmatively determine that, in its opinion, each director has no relationship that would interfere with the directors’ exercise of independent judgment in carrying out the director’s responsibilities. In addition to the Nasdaq listing standards, the Board will consider all relevant facts and circumstances in determining whether a director is independent. There are no family relationships among any of our directors and executive officers. The Board has determined that the following nominees satisfy the independence requirements of Nasdaq: Gary Haseley, Sean Socha, and Mak Chi Yan.
Leadership Structure of the Board
The Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be a non-employee director or an employee. The Board believes that it should have the flexibility to choose this role in any manner that is in the best interests of our Company and our stockholders. Under the Company’s amended and restated bylaws (the “Bylaws”), the Board of Directors may elect a Chairperson of the Board from among the directors or from among other officers as it may determine to preside at meetings of the stockholders and directors and to perform other duties as the Board may determine.
Currently, our Chairman of the Board is also our Chief Executive Officer, President and Treasurer, Choi Lin Hung. We believe that Mr. Choi’s leadership of the Company in this dual role is appropriate for the Company at this time because his involvement with the Company’s operations and business strategy provide the main focus for the Board. The Board does not currently have a lead independent director. The Board believes its current leadership structure is appropriate because Mr. Choi’s leadership ensures the Company maintains continuity as it grows as a public company and affords the Board access to Mr. Choi’s institutional knowledge of the Company.
Board Committees and Meetings
The Board held six meetings during fiscal 2019. No director attended fewer than 75% the aggregate number of all meetings of the Board of Directors and committees on which he or she served during fiscal 2019. All five of the Company’s directors attended last year’s annual meeting of stockholders either in person or by conference call. The Company expects the directors to attend the Annual Meeting either in person or by conference call.
Board Committees
The Board of Directors has created three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board has adopted a formal, written charter for each of the committees under which each committee operates. The charters can be found in the Corporate Governance section of the Investor Relations tab on the Company’s website at www.jerashholdings.com. As a matter of routine corporate governance, each committee intends to review its charter and practices on an annual basis to determine whether its charter and practices are consistent with listing standards of Nasdaq.

Committee Composition
Director	Audit	Compensation	Nominating and Corporate Governance
Gary J. Haseley	X	C	X
Choi Lin Hung
Sean Socha	C	X	X
Mak Chi Yan	X	X	C
Wei (“Kitty”) Yang

C = Committee chairperson; X = Committee member
Audit Committee
The Audit Committee of the Board (the “Audit Committee”) is composed of three independent directors: Sean Socha, who is the chairperson, Gary Haseley and Mak Chi Yan. Each member of the Audit Committee is an independent director as defined by rules of the SEC and Nasdaq. In addition, the Board of Directors has determined that Sean Socha is an audit committee financial expert as defined by SEC rules.
The Audit Committee has the sole power and authority to select and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s management all matters relating to the annual audit of the Company. The Audit Committee held five meetings in fiscal 2019.
Compensation Committee
The Compensation Committee of the Board (the “Compensation Committee”) is composed of three independent directors: Gary Haseley, who is the chairperson, Sean Socha and Mak Chi Yan. Each member of the Compensation Committee is an independent director as defined by the rules of the SEC and Nasdaq.
The Compensation Committee has the power and authority to review and approve the remuneration arrangements for the Company’s executive officers, directors and certain employees. The Compensation Committee also interprets and administers our employee benefit plans, including by selecting participants and approving awards under those plans. The Compensation Committee has the power and authority to form, and delegate authority to, subcommittees. The Compensation Committee held two meetings in fiscal 2019.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) is composed of three independent directors: Mak Chi Yan, who is the chairperson, Gary Haseley and Sean Socha. Each member of the Nominating and Corporate Governance Committee is an independent director as defined by the rules of the SEC and Nasdaq.
The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates for membership on the Board. Each year, prior to the annual meeting of stockholders, the Nominating and Corporate Governance Committee recommends nominees to serve as our directors for the following year. The Nominating and Corporate Governance Committee did not hold any meetings in fiscal 2019.
Board Role in Risk Oversight
Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the Board, including with respect to cybersecurity risks. The Audit Committee receives reports from management on at least a quarterly basis regarding management’s assessment of risks to the Company.

In addition, the Audit Committee reports regularly to our Board, which also monitors our risk profile. The Audit Committee and the Board focus on the most significant risks we face and our general risk management strategies, while our management team coordinates responses to day-to-day risks.
Code of Ethics
We have a Code of Ethics that applies to all of our directors and executive officers, including our principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics is publicly available in the Corporate Governance section of the Investor Relations tab on the Company’s website at www.jerashholdings.com. We intend to post any amendments to or waivers from the Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer, or persons performing similar functions, on our website.
Anti-Corruption Policy
We have adopted an Anti-Corruption Policy that applies to all of our directors, officers, employees, subsidiaries, agents, consultants, joint venture partners and any other third-party representative that conducts business on behalf of the Company outside of the U.S. or interacts with non-U.S. government officials. This Anti-Corruption Policy sets forth our guiding principles to comply with the U.S. Foreign Corrupt Practices Act of 1977 and other anti-corruption and anti-bribery laws to which we may be subject, including the anti-corruption provisions of the Penal Code of Jordan. Our Anti-Corruption Policy is publicly available in the Corporate Governance section of the Investor Relations tab on the Company’s website at www.jerashholdings.com.
Nominating Process
The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates for membership on the Board.
The Nominating and Corporate Governance Committee has not yet developed a policy for selecting directors, including any specific minimum requirements or a diversity policy. We believe that the Nominating and Corporate Governance Committee will develop these policies in fiscal 2020. The Nominating and Corporate Governance Committee considers candidates recommended by stockholders in the same manner as it evaluates candidates recommended by Board members, officers, or search firms. To recommend a potential candidate to the Board, a stockholder must submit the recommendation in writing to the Secretary of the Corporation, Jerash Holdings (US), Inc., 260 East Main Street, Suite 2706, Rochester, New York 14604, in the manner set forth in our Bylaws, as filed with the SEC. Stockholder nominations must be received no earlier than May 19, 2020 and no later than June 18, 2020 to be considered for our 2020 annual meeting of stockholders. See “Other Important Information — Stockholder Proposals for the 2020 Annual Meeting” below for more information. Following the amendment and restatement of our Bylaws in July 2019, stockholders must follow specific requirements to recommend a nominee to serve as a director of the Company. These requirements, as set forth in the Bylaws, are designed to elicit the type of information regarding a director nominee who is proposed by a stockholder that would be comparable to the information reviewed for those nominees proposed by our management to best ensure that stockholder nominees are considered in the same manner by the Nominating and Corporate Governance Committee.
Communications with Directors
Stockholders wishing to communicate with our directors may send a letter to: Jerash Holdings (US), Inc., 260 East Main Street, Suite 2706, Rochester, New York 14604, Attention: Board of Directors. All correspondence sent to that address will be delivered to the appropriate directors by our Corporate Secretary.
Director Compensation
The Company does not pay any director who is also an employee of the Company or its subsidiaries for his or her service as director. In addition to reimbursement for reasonable expenses incurred in connection with serving on the Board, in fiscal 2019 we paid each independent director an annual fee of $75,000 in cash or common stock at each director’s election.

Director Compensation Table
Name	Fees earned or paid in cash ($)	Total ($)
Gary J. Haseley	75,000	75,000
Sean Socha	75,000	75,000
Mak Chi Yan	75,000	75,000
Certain Relationships and Related Party Transactions
Review and Approval of Related Party Transactions
We review all relationships and transactions in which we and any of our directors, executive officers or their immediate family members are participants to determine whether those persons have a direct or indirect material interest in the relevant transaction. Our Audit Committee is responsible for reviewing, approving and overseeing transactions between us and any related person and other potential conflict of interest situations. Our Bylaws provide that a transaction will not be void or voidable because it is a related party transaction if:
•
the material facts of the relationship or related party’s interest in the transaction are disclosed to the Board or the Audit Committee and the Board or Audit Committee authorizes the transaction with the affirmative votes of a majority of directors disinterested in the transaction;

•
the material facts of the relationship or related party’s interest in the transaction are disclosed to the stockholders entitled to vote on the transaction and the transaction is approved in good faith by a vote of the stockholders; or

•
the transaction is fair to the Company as of the time it is authorized, approved or ratified by the Board, any committee of the Board or the stockholders.

Related Party Transactions
Historically, we have engaged in transactions with entities that are considered our affiliates. These entities include:
•
Ford Glory International Limited (“Ford Glory”), which is 49% owned by Mr. Choi through Merlotte;

•
Ford Glory Holdings Limited (“Ford Glory Holdings”), which is 49% owned by Mr. Choi through Merlotte, is the parent company of Ford Glory, and was formerly our indirect parent company;

•
Global Trend Investments Limited (“Global Trend”), which merged into us on May 11, 2017 and which was the former parent company of Jerash Garments;

•
Jerash Garments and Fashion Manufacturing Company Ltd. (“Jerash Garments”), which is our wholly-owned subsidiary;

•
Jerash for Industrial Embroidery Company Limited (“Jerash Embroidery”), which is our indirect wholly-owned subsidiary through Jerash Garments;

•
Merlotte Enterprise Limited (“Merlotte”), which is wholly owned by Mr. Choi;

•
Multi-Glory Corporation Ltd., which is wholly owned by Ng Tsze Lun, one of our significant stockholders;

•
Treasure Success International Limited (“Treasure Success”), which is our wholly-owned subsidiary;

•
Value Plus (Macao Commercial Offshore) Limited (“Value Plus”), which is 49% owned by Mr. Choi through Merlotte; and

•
Yukwise Limited, which is wholly owned by Mr. Choi.

Transactions with Affiliates
On November 29, 2016, the Board of Directors of Jerash Garments declared and approved a cash dividend of    $6,000,000 to its parent company, Global Trend. On November 30, 2016, the Board of Directors of Global Trend declared and approved a cash dividend of   $5,307,500 to its stockholders. Jerash Garments paid the dividend of $6,000,000 directly to Global Trend’s stockholders on December 14, 2016. The overpaid amount was treated as due from stockholders and was fully collected from stockholders on May 8, 2017. The amount due from stockholders was interest-free. As of March 31, 2019, there is no outstanding balance with respect to this overpaid dividend.
Until August 2016, substantially all of our sales were to Ford Glory, which Ford Glory then sold to the end customers. Ford Glory is 49% owned by Mr. Choi Lin Hung, our Chairman, Chief Executive Officer, President, Treasurer and a significant stockholder, through his wholly-owned entity, Merlotte. Thereafter, we began conducting business directly with our customers and no longer through our affiliate, Ford Glory. For fiscal 2018, $43,997,617, or approximately 63.5% of our net sales were made directly to our customers with the support of Ford Glory. For fiscal 2019, all sales were made directly to our customers, without Ford Glory’s support.
Pursuant to an agreement dated October 3, 2016 and until October 3, 2018, Treasure Success, our wholly-owned subsidiary, leased its office space in Hong Kong from Ford Glory at a rate of HK$21,600 (approximately $2,760) per month, with a one-year term and an option to extend the term for an additional year at the same rent. Beginning on October 3, 2018, Treasure Success and Ford Glory entered into a new lease agreement providing for rent in the amount of HK$119,540 (approximately $15,326) per month, with a one-year term and an option to extend the term for an additional year at the same rent. Entry into the 2018 lease agreement was approved by our disinterested directors.
Our wholly-owned subsidiary, Treasure Success, entered into an invoice discounting/factoring facility for $12,000,000 with HSBC on August 21, 2017, as amended on June 14, 2018, that is guaranteed by us, Jerash Garments, Treasure Success, Mr. Choi and Mr. Ng. The interests of Mr. Choi and Mr. Ng may differ from other stockholders of the Company as a result of their personal guarantees. The personal guarantees of Mr. Choi and Mr. Ng are expected to be released during calendar year 2019.
Private Placement
Timothy Murphy, our president, treasurer, secretary and director until May 2017, is the chief financial officer of Maxim Group LLC (“Maxim”). We engaged Maxim as the placement agent for a private placement of our securities in 2017 (the “Private Placement”). Pursuant to the terms of an engagement letter between Maxim and us, Maxim received commissions on the proceeds raised in the Private Placement in the aggregate amount of   $355,500 and warrants (the “Maxim Warrants”). Pursuant to the terms of the engagement letter, Maxim was entitled to, and did elect to, have the Maxim Warrants issued into the names of its affiliates. In connection with the Private Placement, we issued Maxim Warrants to purchase 71,100 units, with each unit consisting of one share of our common stock and one warrant (with each such warrant being immediately exercisable for one-tenth of one share of common stock at an exercise price of   $6.25 per share for a period of five years from the issuance date), at an exercise price of   $5.50 per unit. In addition to its service as our placement agent, Maxim also provided merger advisory services to us in connection with the merger in which Jerash Garments became our wholly-owned subsidiary, for which we paid Maxim aggregate fees of $100,000.
In connection with the Private Placement, Karl Brenza, our current Head of US Operations, invested $250,000 in the Private Placement on a personal basis on the same terms as the other Private Placement investors. At the time of the Private Placement, Mr. Brenza was not an affiliate of the Company.
Agreements Relating to Contributions of Consultants
Eric Tang, who is the husband of our Vice President, Secretary and director, Ms. Yang, has provided us with consulting services since 2013 primarily in sales and marketing, including playing a critical role providing consulting services in connection with our transition from receiving purchase orders from Ford Glory to receiving purchase orders directly from VF Corporation, one of our major customers. On December 1, 2016, Mr. Tang entered into an employment agreement with our wholly-owned subsidiary,

Treasure Success, to serve as our Administration Manager providing marketing advice. Mr. Tang is entitled to receive monthly compensation of HK$39,000 (approximately US$5,000). We do not consider Mr. Tang to be an executive officer of our company. Mr. Tang received aggregate compensation in the amount of HK$522,210 (approximately US$66,950) and HK$507,000 (approximately US$65,000) during fiscal 2019 and fiscal 2018, respectively.
Prior to August 2018, Richard J. Shaw served as the Company’s Chief Financial Officer pursuant to a consulting agreement effective May 26, 2017 with LogiCore Strategies, LLC (“LogiCore”), which Mr. Shaw wholly owns. Pursuant to the agreement, the Company compensated LogiCore for Mr. Shaw’s time at a rate of  $5,000 per month. During fiscal 2018 and from April 2018 to August 2018, we paid LogiCore $50,000 and $25,000, respectively, for Mr. Shaw’s services. This consulting agreement was terminated effective as of August 3, 2018, when we entered into an employment agreement with Mr. Shaw pursuant to which he serves as our full-time Chief Financial Officer at a rate of  $10,000 per month. This agreement has a twelve-month term and automatically renews for subsequent one-month terms thereafter, unless terminated by us or Mr. Shaw. At any time after the initial twelve-month term, Mr. Shaw may make such termination upon ninety days’ prior written notice to us. We may terminate this agreement without prior notice for just cause or, if the termination is without cause, upon ninety days’ written notice.
Effective January 12, 2018, Treasure Success, our wholly-owned subsidiary, entered into a consulting agreement with Yukwise Limited, pursuant to which Mr. Choi is compensated for his services as the Chief Executive Officer, President and Treasurer of the Company. Treasure Success compensates Yukwise Limited for Mr. Choi’s time at a rate of $25,000 per month. During fiscal 2019 and fiscal 2018, we paid Yukwise Limited $300,000 and $75,000, respectively, for Mr. Choi’s services.
Effective January 16, 2018, Treasure Success, our wholly-owned subsidiary, entered into a consulting agreement with Multi-Glory Corporation Ltd., pursuant to which Ng Tsze Lun, a significant stockholder of the Company, provides consulting services to the Company as Head of Marketing. In exchange for such services, Treasure Success compensates Multi-Glory Corporation Ltd. at a rate of $300,000 annually. During fiscal 2019 and fiscal 2018, we paid Multi-Glory Corporation Ltd. $300,000 and $75,000, respectively, for Mr. Ng’s services.

Our Executive Officers
The table and biographies below identify our executive officers, the term they have served with us and their business experience:
Name	Age	Office and Position
Choi Lin Hung	57	Chairman, Chief Executive Officer, President and Treasurer of the Company
Richard J. Shaw	52	Chief Financial Officer
Wei (“Kitty”) Yang	36	Vice President and Secretary of the Company
Karl Brenza	55	Head of US Operations
Choi Lin Hung, the Chairman of the Board, is the Chief Executive Officer, President and Treasurer of the Company. His biographical information is set forth above under “Proposal No. 1 — Election of Directors.”
Richard J. Shaw has served as our Chief Financial Officer since May 2017. Mr. Shaw has served as the President of LogiCore, a financial and business advisory services firm, since June 2014. Mr. Shaw also has served as Chief Financial Officer of BirchBioMed, Inc., a clinical-stage biomedical company focused on the commercialization, clinical evaluation and development of anti-scarring drugs, autoimmune therapeutics/therapies and novel strategies for transplantation, since March 2016. Previously, Mr. Shaw served as Chief Financial Officer and Treasurer of Tripborn, Inc., an online travel agency that offers travel reservations and related travel services to travel agents in India, from May 2016 through November 2018. Mr. Shaw served as Chief Operating Officer of Roberts Office Furniture Concepts, a designer, manufacturer and remanufacturer of sustainable office furniture and workplace systems, from September 2013 to June 2016. Mr. Shaw served as Chief Financial Officer of High Peaks Hospitality, LLC, an independent hotel ownership, development construction and management company from June 2012 to August 2013, and Chief Financial Officer of Harden Furniture, Inc., a manufacturer of solid wood furniture and upholstery from May 2008 to June 2012. Mr. Shaw earned a BS in Accounting from LeMoyne College and is a Certified Public Accountant, licensed by the State of New York.
Wei (“Kitty”) Yang, our Vice President and Secretary, is also a member of the Board. Her biographical information is set forth above under “Proposal No. 1 — Election of Directors.”
Karl Brenza has served as our Head of US Operations since August 2018. Mr. Brenza has also served as Senior Managing Director of Paulson Investment Company, LLC (“Paulson”), a New York City-based investment bank, since August 2018. Prior to serving at Paulson, Mr. Brenza served as Senior Managing Director and Head of the Capital Growth Advisory Group at Maxim Group, LLC, a New York City-based investment bank, from February 2008 to August 2018. Mr. Brenza has over 25 years of investment banking and financial advisory experience as well as significant operational and technology experience as a corporate executive. Mr. Brenza’s prior investment banking positions include Managing Director and Head of Investment Banking at Broadband Capital Management and Managing Director and Head of Industry Consolidations at BlueStone Capital Partners. Mr. Brenza began his career as an investment banker at Prudential Securities. Mr. Brenza’s operational and technology experience includes positions as Chief Finance Officer of a public IT solutions company, Director of Business Development and Head of the ISP/telecom group for a venture-backed Internet services company and as a systems engineer for Raytheon Co. Mr. Brenza received an MBA with honors from Columbia Business School, a BS in Electrical Engineering from the University of Pennsylvania and has been a guest lecturer at the NYU Stern Graduate School of Business.

Executive Compensation
Executive Compensation Tables
The following table sets forth the compensation paid by us during fiscal 2019 and fiscal 2018 for services performed on our behalf with respect to the persons who served as our named executive officers as of March 31, 2019 and for fiscal 2019. Our named executive officers are Mr. Choi, Ms. Yang, and Mr. Brenza. Mr. Choi serves as our Chairman, Chief Executive Officer, President and Treasurer, Ms. Yang serves as our Vice President, Secretary and as a director, and Mr. Brenza serves as our Head of US Operations.
Summary Compensation Table
Name and Principal Position	Year Ended March 31,	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Choi Lin Hung Chief Executive Officer, President and Treasurer	2019	300,000	—	1,088,763	—	1,388,763
	2018	75,000	—	—	—	75,000
Wei (“Kitty”) Yang Vice President and Secretary	2019	66,100	—	324,000	—	390,100
	2018	62,750	—	—	—	62,750
Karl Brenza(2) Head of US Operations	2019	90,000	—	388,000	—	478,000

(1)
For a summary of all assumptions made in the valuation of the option awards described above, see “Note 8 — Stock Based Compensation” to our Consolidated Financial Statements filed in our Annual Report on Form 10-K for fiscal 2019, filed with the SEC on June 28, 2019.

(2)
Mr. Brenza became one of our executive officers in August 2018.

Agreements with Named Executive Officers
Effective January 12, 2018, Treasure Success, our wholly-owned subsidiary, entered into a consulting agreement with Yukwise Limited, pursuant to which Mr. Choi is compensated for his services as the principal executive officer of the Company. Treasure Success compensates Yukwise Limited for Mr. Choi’s time at a rate of  $25,000 per month.
In January 2017, Ms. Yang entered into an employment agreement with our subsidiary, Jerash Garments, with respect to her services as deputy general manager. Pursuant to the agreement, Ms. Yang is employed by Jerash Garments as Deputy General Manager of our facilities in Jordan for a period of three years. She receives JOD3,900 per month for the term of the agreement and is also provided accommodations, transportation and three daily meals. She is eligible for a performance bonus based on her individual performance and the performance of Jerash Garments at the discretion of Jerash Garments. We have not entered into an employment agreement with Ms. Yang to serve as our Vice President or our Secretary.
Effective August 3, 2018, we entered into an employment agreement with Mr. Brenza pursuant to which he serves as our Head of US Operations at a rate of  $10,000 per month. This agreement has a twelve-month term and automatically renews for subsequent one-month terms thereafter, unless terminated by us or Mr. Brenza. At any time after the initial twelve-month term, Mr. Brenza may make such termination upon thirty days’ prior written notice to us. We may terminate this agreement without prior notice for just cause or, if the termination is without cause, upon thirty days’ written notice.
Equity Awards to Named Executive Officers
On April 9, 2018, Mr. Choi and Ms. Yang were granted options to purchase 336,038 and 100,000 shares of our common stock, respectively, at an exercise price of  $7.00 per share. The stock options vested immediately and are exercisable until April 9, 2023.

On August 3, 2018, Mr. Brenza was granted options to purchase 100,000 shares of our common stock at an exercise price of  $6.12. per share The stock options vest in three equal six-month installments, provided that Mr. Brenza remains employed by us through the applicable vesting date. The final one-third portion of the award is scheduled to vest on August 3, 2019. These options are exercisable until August 3, 2028.
Outstanding Equity Awards at Fiscal Year-End
	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Choi Lin Hung	336,038	—	—	7.00	4/9/2023
Wei (“Kitty”) Yang	100,000	—	—	7.00	4/9/2023
Karl Brenza	66,666	33,334(1)	—	6.12	8/3/2028

(1)
The remainder of these options vest on August 3, 2019.

Except as disclosed herein, we did not otherwise award or pay, and our named executive officers and directors did not otherwise earn, any compensation in fiscal 2019 and fiscal 2018.
Equity Compensation Plan Information
On March 21, 2018, the Board adopted the Stock Incentive Plan, pursuant to which the Board may grant equity awards to certain members of management, key employees, and consultants of the Company. The Stock Incentive Plan currently authorizes up to 1,484,250 shares of common stock to be issued to employees, directors or consultants of the Company. The Board may grant awards of stock options, restricted stock, restricted stock units and other awards pursuant to the Stock Incentive Plan. Awards may be granted under the Stock Incentive Plan at any time and from time to time on or prior to the tenth anniversary of its effective date, or March 21, 2028. The Stock Incentive Plan will be administered by the Board or a committee thereof, if so directed by the Board.
The following table reflects the shares available for issuance under our Stock Incentive Plan as of the end of the most recently completed fiscal year:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	1,139,500	$6.92	344,750
Total	1,139,500	$6.92	344,750

Security Ownership of Certain Beneficial Owners and Management
The following table provides information as of July 19, 2019, concerning beneficial ownership of our common stock known to us to be held by (1) our named executive officers, (2) our directors, (3) our named executive officers and directors as a group and (4) each person or entity we know to beneficially own more than five percent of our common stock. The percentages of shares owned shown in the table below are based on 11,325,000 shares of our common stock outstanding as of the record date. The address for our executive officers is 260 East Main Street, Suite 2706, Rochester, NY 14604.
Name	Number of Shares(1)	Percentage(1)
Named Executive Officers and Directors:
Choi Lin Hung(2) Chairman, Chief Executive Officer, President and Treasurer	4,641,913(3)	39.8%
Kitty Yang Vice President, Secretary and Director	361,350(4)	3.2%
Richard J. Shaw Chief Financial Officer	51,000(5)	*
Karl Brenza Head of US Operations	445,743(6)	3.9%
Gary J. Haseley Director	166,000(7)	1.5%
Sean Socha Director	—	—
Mak Chi Yan Director	—	—
All directors and executive officers as a group (7 persons)	5,666,006	47.3%
5% Stockholders:
Merlotte Enterprise Limited(2) 19/F, Ford Glory Plaza 37-39 Wing Hong Street Cheung Sha Wan, Kowloon, Hong Kong	4,305,875(2)	38.0%
Lee Kian Tjiauw Flat A, 9/F, Block 3, Regency Park 3 Wah King Road Kwai Chung, Hong Kong	2,798,031(8)	24.7%
Ng Tsze Lun 19/F, Ford Glory Plaza 37-39 Wing Hong Street Cheung Sha Wan, Kowloon, Hong Kong	1,324,631(9)	11.4%

*
indicates less than 1%

(1)
Applicable percentages are based on 11,325,000 shares of common stock outstanding as of the record date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)
As the sole member of Merlotte, Mr. Choi may be deemed to be the beneficial owner of the 4,305,875 shares held by Merlotte.

(3)
Includes presently exercisable options to purchase 336,038 shares.

(4)
Includes (i) 41,350 shares of common stock held by Ms. Yang; (ii) 200,000 shares of common stock held by Ms. Yang’s husband, Eric Tang; (iii) presently exercisable options issued to Ms. Yang to purchase 100,000 shares; and (iv) presently exercisable options issued to Eric Tang to purchase 20,000 shares.

(5)
Includes (i) 1,000 shares of common stock held by Mr. Shaw and (ii) presently exercisable options to purchase 50,000 shares.

(6)
Includes (i) 306,500 shares of common stock held by Dayspring Capital, LLC, an entity of which Mr. Brenza is the managing member; (ii) presently exercisable options to purchase 100,000 shares; (iii) a warrant entitling Mr. Brenza to purchase 5,000 shares of common stock for an exercise price of $6.25 that expires on May 15, 2022; (iv) a warrant entitling Mr. Brenza to purchase 23,643 units at an exercise price of  $5.50 per unit that expires on May 15, 2022, each unit of which consists of one share of common stock and one warrant, with each warrant being immediately exercisable for one-tenth of one share of common stock at an exercise price of  $6.25 per share for a period of five years from the issuance date; and (v) a warrant entitling Mr. Brenza to purchase 7,487 units at an exercise price of $5.50 per unit that expires on August 18, 2022, each unit of which consists of one share of common stock and one warrant, with each warrant being immediately exercisable for one-tenth of one share of common stock at an exercise price of  $6.25 per share for a period of five years from the issuance date.

(7)
Includes (i) 67,650 shares of common stock held by Mr. Haseley; (ii) 18,650 shares of common stock held by Mr. Haseley’s spouse; (iii) 17,700 shares of common stock held in Haseley family trusts; (iv) 57,000 shares of common stock held by GH Global Enterprises LLC, an entity of which Mr. Haseley is the manager; and (v) a warrant entitling Mr. Haseley to purchase 5,000 shares of common stock for an exercise price of  $6.25 that expires on May 15, 2022.

(8)
The information as to the beneficial ownership of shares of common stock is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2019 by Mr. Tjiauw. Mr. Tjiauw’s address is Flat A, 9/F, Block 3, Regency Park, 3 Wah King Road, Kwai Chung, Hong Kong. Mr. Tjiauw reports sole voting and dispositive power with respect to his shares.

(8)
Includes (i) 988,594 shares of common stock held by Mr. Ng and (ii) presently exercisable options to purchase 336,037 shares. The information as to the beneficial ownership of shares of common stock is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2019 by Mr. Ng. Mr. Ng’s address is 19/F, Ford Glory Plaza 37-39 Wing Hong Street Cheung Sha Wan, Kowloon, Hong Kong. Mr. Ng reports sole voting and dispositive power with respect to his shares.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and those who beneficially own more than ten percent of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. You can view these reports on the SEC’s website at www.sec.gov.
During the year ended March 31, 2019, all of our officers, directors and greater than ten percent beneficial owners timely complied with the filing requirements of Section 16(a) of the Exchange Act except for Mr. Shaw, our Chief Financial Officer, who was late in filing one Form 4 reporting one transaction and Mr. Brenza, our Head of US Operations, who was late in filing his initial statement of beneficial ownership on Form 3.

Proposal No. 2 — Approval of the Amendment and Restatement of our Stock Incentive Plan
Background
You are being asked to approve the amendment and restatement of our Stock Incentive Plan (the “Plan”) to increase the maximum number of shares of our common stock available for grant to participants pursuant to awards under the Plan. The Board approved the Plan on July 19, 2019 and the submission of the Plan to our stockholders. Approval of the Plan by our stockholders will enable us to continue to grant equity awards to our employees and directors.
Approval of the Plan requires the affirmative vote of a majority of the shares entitled to vote on the proposal.
The Board recommends that you vote “for” approving the Plan.
Terms of the Plan
The Plan currently provides that the maximum number of shares available for grant to participants pursuant to awards under the Plan is 1,484,250 shares. The amendment and restatement of the Plan, if approved by our stockholders, would:
•
increase the number of shares available for grant under the Plan by 300,000 to 1,784,250 shares;

•
extend the termination date of the plan to July 19, 2029;

•
enhance aspects of the Plan’s governance, such as applying the same restrictions to dividends paid on RSAs and RSUs as the underlying award and limiting the shares that can be returned to the share reserve under the Plan;

•
provide for the Plan to be administered by the Compensation Committee; and

•
update other administrative terms in the Plan.

The amendment and restatement of the Plan does not provide for determinable benefits or amounts to be received by our named executive officers, executive officers, directors, or employees.
Summary of the Plan as Proposed to be Amended
The following summary of the material terms of the Plan does not purport to be complete and is qualified in its entirety by the terms of the Plan, a copy of which is attached to this Proxy Statement as Appendix A.
Purpose
The purpose of the Plan is to promote ours and our stockholders’ long-term interests by strengthening our ability to attract, motivate and retain employees, officers, and other persons who provide valuable services to us, encourage such persons to hold an equity interest in us, and enhance the mutuality of interest between these individuals and our stockholders in improving the value of our stock.
Administration
The Plan is administered by the Compensation Committee, provided that the Board also has the right to administer the Plan in its discretion. The Compensation Committee may delegate some or all of its authority under the Plan to the Board, the Chief Executive Officer, or other executive officer of the Company as the Compensation Committee deems appropriate, subject to applicable law.
Types of Awards and Eligibility for Participation
The Board may grant awards of stock options, restricted stock, restricted stock units and other awards pursuant to the Plan to our employees, directors and consultants.

Amendment and Termination of the Plan
The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and as deems advisable, unless stockholder approval is required by applicable law. Awards may be granted under the Plan at any time and from time to time prior to July 19, 2029, the termination date of the Plan.
Available Shares
Subject to adjustment as described the Plan, the maximum number of shares available for grant to participants pursuant to awards under the Plan will be 1,784,250 shares. The shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Shares can be returned to the Plan if the applicable award is forfeited, expires or otherwise terminates without the shares being issued. However, shares surrendered or withheld by the Company to pay the exercise price of an option or to satisfy any tax withholding obligation will not be returned to the Plan.
Dividends and Dividend Equivalents
If the Board authorized the award of RSAs or RSUs, dividends or dividend equivalents paid on those RSAs or RSUs are subject to the vesting of the underlying RSA or RSU.
Award Limits for Incentive Stock Options
The maximum compensation granted as an incentive stock option to any one participant during any calendar year under the Plan and under any other option plan of ours will not exceed a fair market value of $100,000. If any option award exceeds this limit, it will be treated as a nonqualified stock option.
Grants to Non-U.S. Employees
In counties outside the United States, to facilitate the granting of awards to participants who are employed outside of the United States, the Plan authorizes the Board to exclude the use of one or more (i) methods for exercising an option, (ii) methods for paying the exercise price of an option, (iii) types of awards, and (iv) methods for satisfying any tax withholding associated with the exercise of an option.

Proposal No. 3 — Ratification of Appointment of Independent Registered Public Accounting Firm
While stockholder ratification of the Company’s independent registered public accountants is not required by our Certificate of Incorporation, Bylaws or otherwise, the Audit Committee and management believe that it is desirable and a matter of good corporate practice for stockholders to ratify the Company’s selection of the independent registered public accountants. Therefore, the Audit Committee is requesting that stockholders approve the proposal to ratify the appointment of Friedman as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2020.
The Audit Committee values the input of our stockholders. In the event that stockholders do not approve this proposal, the Audit Committee will consider that fact when it selects the independent registered public accountants for the following year. The Audit Committee may, in its discretion, replace Friedman as the independent registered public accounting firm at a later date without stockholder approval.
Friedman has acted as our independent registered public accountants since 2017. A representative of Friedman will be present at the Annual Meeting, either in person or by telephone, to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.
The Board recommends that you vote “for” ratifying the appointment of Friedman to serve as the Company’s independent registered public accounting firm for the year ending March 31, 2020.
Matters Relating to the Independent Registered Public Accounting Firm
Pre-Approval Policy
To date, Friedman has not performed any non-audit services for the Company. The Audit Committee intends to develop a pre-approval policy for all non-audit work performed by Friedman during fiscal 2020.
Fees
Aggregate fees billed to the Company for services rendered by Friedman for fiscal 2019 and 2018 were:
	2019	2018
Audit Fees(1)	$235,000	$215,000
Audit-Related Fees(2)	27,000	25,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$262,000	$240,000

(1)
“Audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Report on Form 10-K and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the Sarbanes-Oxley Section 404 internal control audit or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)
“Audit-related fees” are fees related to assurance and related services that are traditionally performed by an external auditor, including $25,000 for the reissuance of audited financial statements and notes for the year ended March 31, 2017 following the Company’s merger with Global Trend International Limited in May 2017 and $27,000 for services provided in connection with our initial public offering in May 2018.

(3)
“Tax fees” are fees related to preparing the Company’s tax returns as well as fees for tax compliance, advice and planning.

(4)
“All other fees” are fees billed for any services not included in the first three categories.

Audit Committee Report
Management is responsible for the Company’s accounting and financial reporting process. Our external auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee has met and held discussions with management and the external auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the external auditors. The Audit Committee discussed with the external auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Company’s external auditors also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the external auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the external auditors that firm’s independence.
Based on the Audit Committee’s discussion with management and the external auditors and the Audit Committee’s review of the representation of management and the report of the external auditors to the Audit Committee, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2019, for filing with the SEC. The Audit Committee has also approved, subject to stockholder ratification, the appointment of Friedman as the Company’s external auditors for the year ending March 31, 2020.
Audit Committee
Sean Socha, Chair
Gary Haseley
Mak Chi Yan

Other Important Information
Stockholder Proposals for the 2020 Annual Meeting
Any stockholder who intends to present a proposal at our 2020 annual meeting of stockholders must deliver notice of the proposal to the Company at this address:
Jerash Holdings (US), Inc.
260 East Main Street, Suite 2706
Rochester, NY 14604
We must receive any stockholder proposals by the dates below for those proposals to be considered timely:
•
March 31, 2020, if the proposal is submitted for inclusion in our proxy materials for the 2020 annual meeting of stockholders pursuant to Exchange Act Rule 14a-8; or

•
No earlier than May 19, 2020 and no later than June 18, 2020, if the proposal is submitted according to the requirements in our Bylaws and outside the process of Exchange Act Rule 14a-8.

If the date of our 2020 annual meeting of stockholders has been changed by more than 30 days before or more than 60 days after the first anniversary of this Annual Meeting, you must submit your proposal not later than the close of business on (1) the 90th day prior to the 2020 annual meeting or (2) the 10th day following the day on which public disclosure of the 2020 annual meeting is first made. Stockholders may nominate candidates for the Board by the same deadlines as proposals for business to come before the 2020 annual meeting of stockholders. Each notice of business or nomination must set forth the information required by our Bylaws. Submitting a notice does not ensure that the proposal will be raised at our annual meeting.
Notice Regarding Delivery of Stockholder Documents
The SEC permits us to send a single set of annual disclosure documents to stockholders who share an address, unless you have instructed us otherwise. This “householding” process reduces the volume of duplicate information you receive and reduces our printing and mailing expenses. If you share an address with another stockholder and have received only one Notice, but you would prefer to continue receiving a separate Notice, you may request a separate Notice at no cost to you by writing to the Company at Jerash Holdings (US), Inc., 260 East Main Street, Suite 2706, Rochester, NY 14604, or by calling (212) 575-9085. Alternatively, if you are currently receiving multiple Notices at the same address and wish to receive a single Notice in the future, you may contact us by calling or writing to us at the telephone number or address given above.
If you are a beneficial owner, your broker may deliver only one Notice to stockholders who have the same address unless the broker has received contrary instructions from one or more of the stockholders. If you wish to receive a separate Notice, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate Notice. Beneficial owners sharing an address who are currently receiving multiple Notices and wish to receive a single Notice in the future should contact their broker to request that only a single Notice be delivered to all stockholders at the shared address in the future.
Additional Information
Upon written request by any stockholder, we will furnish a copy of our Annual Report on Form 10-K for fiscal 2019, this Proxy Statement and other proxy materials without charge, except that copies of any exhibit will be furnished once the requesting stockholder has paid the Company’s reasonable expenses in furnishing the exhibit. Please direct any written requests to our principal executive offices at:
Jerash Holdings (US), Inc.
260 East Main Street, Suite 2706
Rochester, NY 14604
Stockholders may also view our Annual Report on Form 10-K, this Proxy Statement and other proxy materials at www.proxyvote.com.

Appendix A
JERASH HOLDINGS (US), INC.

AMENDED AND RESTATED
2018 STOCK INCENTIVE PLAN
SECTION 1
PURPOSES
The Jerash Holdings (US), Inc. Amended and Restated 2018 Stock Incentive Plan (the “Plan”) is established to (a) promote the long-term interests of Jerash Holdings (US), Inc., a Delaware corporation (the “Company”) and its stockholders by strengthening the ability of the Company and its subsidiaries to attract, motivate and retain employees, officers, and other persons who provide valuable services to the Company and its subsidiaries, (b) encourage such persons to hold an equity interest in the Company, and (c) enhance the mutuality of interest between such persons and stockholders in improving the value of the Company’s common stock.
SECTION 2
DEFINITIONS
As used in the Plan, the following terms will have the respective meanings set forth below, and other capitalized terms used in the Plan will have the respective meanings given such capitalized terms in the Plan.
“Award” means any Option, Restricted Stock, Restricted Stock Unit, dividend equivalent or other award granted under the Plan.
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended, and any reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
“Common Stock” means the Company’s common stock, par value $0.001 per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 12.
“Consultant” means any natural person who is engaged by the Company or any Subsidiary to render consulting or advisory services.
“Director” means a member of the Board who is not an Employee.
“Employee” means an officer or other employee of the Company or a Subsidiary, including a member of the Board who is an employee of the Company or a Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any reference in the Plan to any section of  (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
“Fair Market Value” of shares of Common Stock as of any date means, (a) if the shares of Common Stock are listed or admitted to trading on the New York Stock Exchange, Nasdaq Stock Market or other principal national securities exchange, the per share closing price of the Common Stock as reported on the New York Stock Exchange, Nasdaq Stock Market or other principal national securities exchange, as applicable, on that date, or if there were no reported prices on such date, on the last preceding date on which the prices were reported, or (b) if the shares of Common Stock are not quoted on the New York Stock Exchange, Nasdaq Stock Market or other principal national securities exchange, but the shares of Common Stock are reported on the over-the-counter market, the arithmetic mean of the high and low prices as reported in the over-the-counter market on that date, or if there were no reported prices on such date, on the last preceding date on which the prices were reported, and (c) if the shares of Common Stock are not quoted on the New York Stock Exchange, Nasdaq Stock Market or other principal national securities exchange, and are not reported on the over-the-counter market on that date, the Fair Market Value of the shares of Common Stock as determined by the Committee in its good faith judgment, and in compliance with the requirements of Section 422 of the Code for Incentive Stock Options and Section 409A of the Code for Nonqualified Stock Options. The Fair Market Value of any property other than Common Stock shall be the market value of such property as determined by the Committee using such methods or procedures as it shall establish from time to time.
“Grant Date” means the date on which the granting of an Award is authorized by the Committee, or such other date as may be specified in such authorization.
“Option” means an option to purchase shares of Common Stock granted under Section 7, and includes both Incentive Stock Options and Nonqualified Stock Options.
“Participant” means any Eligible Person to whom an Award is granted.
“Restricted Stock” means an Award of shares of Common Stock granted under Section 8, the rights of ownership of which may be subject to restrictions prescribed by the Committee.
“Restricted Stock Unit” means an Award measured by shares of Common Stock that is granted under Section 8, the terms of which are subject to restrictions prescribed by the Committee.
“Subsidiary” means any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.
“Substitute Awards” shall mean Awards granted under the Plan in assumption of, or in substitution or exchange for, outstanding awards previously granted by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
SECTION 3
ADMINISTRATION
3.1 Administration of Plan.
(a) The Plan shall be administered by the Compensation Committee of the Board (the “Committee”), which shall consist of two or more members of the Board, each of whom (i) is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) meets the independence requirements established the Nasdaq Stock Market rules and any other regulations applicable to compensation committee members as in effect from time to time; provided, however, the Board shall have the right to exercise, in whole or in part, the authority of the Committee hereunder with respect to certain persons or classes of persons as Participants, in which case as to those persons and as to such authority taken or retained by the Board, references to the Committee herein shall refer to the Board.
(b) Subject to applicable law, the Committee may delegate some or all of its power and authority hereunder to the Board or to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in the Plan of an officer, Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer, Director or other person. All references in the Plan to the “Committee” shall be, as applicable, to the Committee or any other committee or individual to whom the Board or the Committee has delegated authority to administer the Plan.
3.2 Administration and Interpretation by Committee.
(a) Except for the terms and conditions explicitly set forth in the Plan, the Committee shall have full power and exclusive authority and discretion, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or the Committee, to: (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Eligible Person under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of Award Agreements for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan, any Award Agreements and any other instrument or agreement entered into under the Plan; (ix) establish such rules and regulations and appoint such agents as it shall deem appropriate in its sole discretion for the proper administration of the Plan; (x) reconcile any inconsistency, correct any defect, and supply any omission in the Plan, or any Award or Award Agreement; (xi) make all factual and legal determinations under the Plan, Awards, and Award Agreements; (xii) add provisions to an Award or Award Agreement, or vary the provisions of an Award, to accommodate the laws of applicable foreign jurisdictions and provide Participants with favorable treatment under these laws; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable in its sole discretion for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any person eligible to receive an Award hereunder.
(b) The Committee in its exclusive discretion may make non-uniform and selective determinations among Eligible Persons to receive Awards, or who have received Awards, regardless of whether they are similarly situated. In furtherance of this Section 3.2(b) and not in limitation thereof, the Committee in its exclusive discretion may enter into non-uniform and selective Award Agreements. Other than pursuant to Section 12, the Committee shall not without the approval of the Company’s stockholders (i) lower the option price per share of Common Stock of an Option after it is granted, (ii) cancel an Option in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to an Option that would be treated as a repricing under U.S. generally applicable accounting standards.
3.3 Limitation of Liability.   No member of the Board or Committee, and no officer or employee acting on behalf of the Board or Committee, will be personally liable for any act or omission in the Plan’s administration, other than an act or omission due to that person’s gross negligence or intentional misconduct. No member of the Board or Committee will be personally liable for any act or omission of any other member of the Board or Committee. Each member of the Board or Committee, and each officer and employee acting on behalf of the Board or Committee, may rely upon information or advice provided by the Company’s officers, accountants, actuaries, compensation consultants, and counsel. No member of the Board or a Committee, and no officer or employee acting on behalf of the Board or a Committee, will be personally liable for any act or omission taken in good faith reliance on the information or advice.
SECTION 4
STOCK SUBJECT TO PLAN
4.1 Available Shares.   Subject to adjustment from time to time as provided in Section 12, the maximum aggregate number of shares of Common Stock available for issuance under the Plan shall be 1,784,250 shares. If an Award entitles the holder thereof to receive or purchase shares of Common Stock, the number of shares covered by such Award or to which such Award relates shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan on the Grant Date of such Award. If any shares of Common Stock subject to an Award are forfeited, expire or otherwise terminate without issuance of such shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares of Common Stock subject to such Award, such shares of Common Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan; provided, however, shares of Common Stock subject to an Award under the Plan shall not again be made available for issuance under the Plan if such shares are surrendered to or withheld by the Company either (a) in payment of the Exercise Price of an Option, or (b) to satisfy any tax withholding obligation incident to the exercise, vesting or settlement of an Award.

4.2 Incentive Stock Options Shares.   Subject to adjustment from time to time as provided in Section 12, the maximum aggregate number of shares of Common Stock available for issuance through Incentive Stock Options shall be 1,784,250 shares.
4.3 Substitute Awards.   The number of shares of Common Stock covered by a Substitute Award or to which a Substitute Award relates shall not be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan.
4.4 Source of Shares.   Shares of Common Stock delivered by the Company or a Subsidiary, as applicable, in settlement of Awards (including Substitute Awards) may be authorized and unissued shares of Common Stock, shares of Common Stock held in the treasury of the Company, or a combination of the foregoing.
SECTION 5
ELIGIBILITY
An Award may be granted to any Employee, Consultant or Director whom the Committee from time to time selects, including prospective Employees conditioned on their becoming Employees (each, an “Eligible Person”). Notwithstanding the foregoing, an Award of Incentive Stock Options may only be granted to an Employee of the Company, or of a Subsidiary that is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.
SECTION 6
AWARDS
6.1 Grant of Awards.   The Committee may from time to time grant Awards of Options, Restricted Stock, Restricted Stock Units or other Awards under the Plan to one or more Eligible Persons. The Committee shall have the authority, in its discretion, to determine the Eligible Persons to receive one or more Awards, the type or types of Awards to be granted under the Plan, and the terms of any Awards granted, consistent with the terms of the Plan. Such Awards may be granted either alone or in addition to any other type of Award. The provisions governing Awards need not be the same with respect to each Participant.
6.2 Award Agreement.   Awards granted under the Plan shall be evidenced by an Award Agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and are not inconsistent with the Plan or applicable law.
SECTION 7
OPTIONS
7.1 Grant of Options.   The Committee may grant Options. Subject to the provisions of the Plan, an Option shall vest and be fully exercisable as may be determined by the Committee in its discretion and provided in an applicable Award Agreement.
7.2 Option Type.   An Option granted may be either of a type that complies with the requirements for “incentive stock options” in Section 422 of the Code (“Incentive Stock Option”) or of a type that does not comply with such requirements (“Nonqualified Stock Option”). The aggregate Fair Market Value (determined at the time that the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under the Plan and under any other option plan of the Company or a Subsidiary shall not exceed $100,000, and any Option granted in excess of this limitation shall be treated as a Nonqualified Stock Option.
7.3 Option Exercise Price.   Except as otherwise permitted for Substitute Awards pursuant to Section 14.6, the exercise price (“Exercise Price”) per share of Common Stock for each Option granted under the Plan shall not be less than 100% of the Fair Market Value of such share of Common Stock, determined as of the Grant Date. In the case of an individual who on the Grant Date owns (or is deemed to own pursuant to Section 424(d) of the Code) more than 10% of the voting power of all classes of stock of the Company or any Subsidiary (a “Ten Percent Stockholder”), the Exercise Price per share of Common Stock for an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such share of Common Stock on the Gant Date.

7.4 Option Term.   Options granted under the Plan shall vest and become exercisable in such manner and on such date or dates, and shall expire after such period, not to exceed 10 years, each as determined by the Committee and set forth in the applicable Award Agreement; provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five years.
7.5 Exercise of Option.   To the extent an Option has vested and become exercisable, the Option may be exercised by the Participant in whole or in part from time to time by delivery to the Company or its designee of a written or electronic notice of exercise, in accordance with the terms of the applicable Award Agreement and any procedures established by the Committee for such exercise, accompanied by payment of the Exercise Price as described in Section 7.6, and payment of any taxes required to be withheld as described in Section 10. An Option may be exercised only for whole shares. The Committee may exclude one or more methods for exercising an Option in countries outside the United States.
7.6 Payment of Exercise Price.   The aggregate Exercise Price payable upon the exercise of an Option shall be payable: (a) in cash, check or wire transfer; (b) to the extent permitted by the Committee, by tendering (either actually or by attestation) shares of Common Stock already owned by the Participant; (c) by delivery of a properly executed exercise notice directing the Company to withhold shares of Common Stock issuable pursuant to exercise of the Option with a fair market value sufficient to pay the Exercise Price; (d) at the discretion of the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price for the shares of Common Stock being acquired; or (e) by such other consideration as the Committee may permit in its sole discretion. The Committee may exclude one or more methods for paying the Exercise Price of an Option in countries outside the United States.
7.7 Post-Termination Exercises.   The Committee shall establish and set forth in each Award Agreement that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a termination of employment or service, any of which provisions may be waived or modified by the Committee at any time.
SECTION 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1 Grant of Restricted Stock and Restricted Stock Units.   The Committee may grant Restricted Stock and Restricted Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any (which may be based on continuous employment with or service to the Company or a Subsidiary or the achievement of any performance criteria), as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the applicable Award Agreement.
8.2 Issuance of Shares.   Subject to applicable laws, upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Restricted Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Restricted Stock Units, as determined by the Committee in its sole discretion, and subject to the provisions of Section 10, (a) the shares of Common Stock covered by an Award of Restricted Stock shall become freely transferable by the Participant, and (b) the Restricted Stock Units shall be paid in cash, shares of Common Stock or a combination thereof, as the Committee shall determine in its sole discretion. Any fractional shares subject to such Awards shall be paid to the Participant in cash.
8.3 Dividends and Dividend Equivalents.   Participants holding shares of Restricted Stock or Restricted Stock Units may, if the Committee so determines, be credited with dividends paid with respect to the shares of Restricted Stock, or dividend equivalents with respect to Restricted Stock Units, while they are so held in a manner determined by the Committee in its sole discretion; provided, however, any dividends paid with respect to shares of Restricted Stock and dividend equivalents with respect to Restricted Stock Units shall be subject to the vesting of the underlying Restricted Stock or Restricted Stock Units. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Restricted Stock Units.
8.4 Waiver of Restrictions.   Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Restricted Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate in its sole discretion, including upon the occurrence of a Participant’s death, disability or retirement, or upon a change in control.
SECTION 9
OTHER AWARDS
In addition to the Awards described in Section 7 and Section 8, and subject to the terms of the Plan, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate in its sole discretion. The Committee may exclude the use of one or more other Awards in countries outside the United States.
SECTION 10
WITHHOLDING
To the extent required by applicable federal, state, local or foreign law, a Participant (or authorized transferee) shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant, vesting, exercise or payment of an Award. The Company shall not be required to issue shares of Common Stock or to recognize the disposition of such shares until such obligations are satisfied. Subject to applicable law, the Company may: (a) deduct from any cash payment made to a Participant under the Plan an amount that satisfies all or any portion of any withholding tax obligations; (b) require the Participant through payroll withholding, cash payment, or otherwise to satisfy all or any portion of the withholding tax obligations; (c) withhold a portion of the shares of Common Stock that otherwise would be issued to the Participant upon grant, vesting or exercise of the Award by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates; (d) to the extent permitted by the Committee in its sole discretion, allow the Participant to tender shares of Common Stock previously acquired; (e) at the discretion of the Committee, allow the Participant to authorize a third party to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option and to remit to the Company a sufficient portion of the sale proceeds to satisfy the withholding tax obligations, considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates; or (f) provide for the satisfaction of any withholding tax obligation through any combination of the foregoing methods. The Committee may exclude one or more methods for satisfying any tax withholding associated with the exercise of an Option in countries outside the United States.
SECTION 11
ASSIGNABILITY
Unless provided otherwise by the Committee, no Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant.
SECTION 12
ADJUSTMENTS
12.1 Adjustment of Shares.   In the event of any changes in the Common Stock or capital structure of the Company by reason of any reorganization, reclassification, recapitalization, combination of shares, stock splits, reverse stock splits, spin-offs, the payment of a stock dividend or extraordinary cash dividend, or other distribution of the Common Stock for which no consideration is received by the Company or otherwise occurring after the Grant Date of any Award, then Awards granted under the Plan and any Award Agreements, the Exercise Price of Options, the maximum aggregate number of shares of Common Stock that may be issued under the Plan set forth in Section 4.1 and the maximum aggregate number of shares of Common Stock that may be issued as Incentive Stock Options set forth in Section 4.2, shall be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. Notwithstanding anything to the contrary herein, any adjustment to Awards granted pursuant to the Plan shall comply with the applicable requirements, provisions and restrictions of the Code and applicable law. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to Section 12.1. In case of any such adjustment, the shares subject to the Award shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Participant which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.
12.2 Limitations.   The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
SECTION 13
AMENDMENT AND TERMINATION
13.1 Amendment, Suspension or Termination of Plan.   Subject to applicable law, the Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, stockholder approval shall be required for any amendment to the Plan. No amendment may be effective, without the approval of the stockholders of the Company, if approval of such amendment is required in order that transactions in Company securities under the Plan be exempt from the operation of Section 16 of the Exchange Act or if such amendment, with respect to the issuance of Incentive Stock Options, either: (a) materially increases the number of shares of Common Stock which may be issued under the Plan, except as provided for in Section 12; or (b) materially modifies the requirements as to eligibility for participation in the Plan (unless designed to comport with applicable law). The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan.
13.2 Amendment of Awards.   Subject to applicable law and the Plan, the Committee will have the exclusive authority and discretion to amend any Award or Award Agreement. If the amendment will have a material adverse effect on a Participant’s rights, or result in a material increase in the Participant’s obligations, the Committee must obtain the Participant’s written consent to the amendment.
13.3 Term of the Plan.   Unless sooner terminated as provided herein, the Plan shall terminate 10 years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
SECTION 14
GENERAL
14.1 No Individual Rights.   No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan. Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Subsidiary, or limit in any way the right of the Company or any Subsidiary to terminate a Participant’s employment, service or other relationship at any time, with or without cause.
14.2 Issuance of Shares.   In the event that the Board or the Committee determines in its sole discretion that the listing, qualification or registration of the shares issued under the Plan on any securities exchange or quotation or trading system or under any applicable law (including state securities laws) or governmental regulation is necessary as a condition to the issuance of such shares under the Award, the Award may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

14.3 No Rights as Stockholder.   Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made shall have ownership of such shares of Common Stock, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Stock (subject to the limitations set forth in Section 8.3). Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Options, Restricted Stock Units or any other Award (other than an Award of Restricted Stock) is made shall have no rights as a stockholder with respect to any shares of Common Stock or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to the Participant or the entry on the Participant’s behalf of an uncertificated book position on the records of the Company’s transfer agent and registrar for such Common Stock or other instrument of ownership, if any. Except as provided in Section 12, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such book entry is made or a stock certificate or other instrument of ownership, if any, is issued.
14.4 No Trust or Fund.   The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.
14.5 Successors.   All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.
14.6 Substitute Awards.   Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
14.7 Severability.   If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
14.8 Choice of Law.   The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.
14.9 Electronic Delivery and Signatures.   Any reference in the Plan, an Award or an Award Agreement to a written document includes without limitation any document delivered electronically or posted on the Company’s or a Subsidiary’s intranet or other shared electronic medium controlled by the Company or Subsidiary. The Committee and any Participant may use facsimile and PDF signatures in signing any Award or Award Agreement, in exercising any Option, or in any other written document in the Plan’s administration. The Committee and each Participant are bound by facsimile and PDF signatures, and acknowledge that the other party relies on facsimile and PDF signatures.
14.10 Headings and Captions.   The headings and captions in the Plan are used only for convenience, and do not construe, define, expand, interpret, or limit any provision of the Plan.
14.11 Gender and Number.   Whenever the context may require, any pronoun includes the corresponding masculine, feminine, or neuter form, and the singular includes the plural and vice versa.
14.12 Construction.   The terms “includes,” “including,” “includes without limitation,” and “including without limitation” are not to be construed to limit any provision or item that precedes or follows these terms (whether in the same section or another section) to the specific or similar provisions or items that follow these terms.

SECTION 15
EFFECTIVE DATE
The Plan initially became effective upon its adoption by the Board on March 21, 2018 (the “Prior Plan”). On July 19, 2019, the Board adopted the amended and restated Plan (the “Amended Plan”), subject to subsequent approval by the stockholders of the Company no later than the 2019 annual meeting (the “Effective Date”). If the Amended Plan is approved by the Company’s stockholders, (a) Awards granted prior to the Effective Date shall remain subject to the terms of the Prior Plan, and (b) the expiration date of the Amended Plan, on and after which date no further Awards may be granted hereunder, shall be the 10th anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards. If the Company’s stockholders do not approve the Amended Plan, the Prior Plan and the Awards granted thereunder shall continue in effect in accordance with their terms.
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VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on September 14, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on September 14, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. JERASH HOLDINGS (US), INC. 260 EAST MAIN ST SUITE 2706 ROCHESTER, NEW YORK 14604E82911-P27326 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except JERASH HOLDINGS (US), INC. The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Choi Lin Hung 02) Wei (“Kitty”) Yang 03) Gary J. Haseley 04) Sean Socha 05) Mak Chi Yan The Board of Directors recommends you vote FOR proposal 2. Against For Abstain ! ! ! 2. To approve the amendment and restatement of the Company’s Stock Incentive Plan. The Board of Directors recommends you vote FOR proposal 3. ! ! ! 3. To ratify the appointment of Friedman LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2020. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address changes and/or comments, please check this box and write them on the back where indicated. ! ! ! Please indicate if you plan to attend this meeting. Yes No Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E82912-P27326

JERASH HOLDINGS (US), INC. Annual Meeting of Stockholders September 16, 2019 9:00 AM (HKT) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Choi Lin Hung and Mak Chi Yan, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of JERASH HOLDINGS (US), INC. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM HKT, on September 16, 2019, at 19/F Ford Glory Plaza, 37-39 Wing Hong Street, Cheung Sha Wan,Kowloon, Hong Kong, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side